Exhibit T3A-47.

                             [STATE OF FLORIDA LOGO]

                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of incorporation, as amended to date, of COVANTA PASCO, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is M67467.

                                                     Given under my hand and
                                                               the
                                                     Great Seal of the State
                                                           of Florida
                                                       at Tallahassee, the
                                                        Capitol, this the
                                                       Twenty-fifth day of
                                                         February, 2004

[Great Seal of the State of Florida]

                                                                 Exhibit T3A-47.

                                                       /s/ Glenda E. Hood
                                                       -------------------------
                                                           Glenda G. Hood
                                                         Secretary of State

                                STATE OF FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                       OGDEN MARTIN SYSTEMS OF PASCO, INC.

                                    * * * * *

                  The undersigned, acting as incorporators of a corporation under the Florida General Corporation Act, adopt the following Articles of
Incorporation:

                  FIRST: The name of the corporation is:

                       OGDEN MARTIN SYSTEMS OF PASCO, INC.

                  SECOND: The period of its duration is perpetual.

                  THIRD: The purpose or purposes for which the corporation is organized are:

                  To engaged in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Florida General Corporation Act.

                  FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Dollar ($1.00).

                  FIFTH: The street address of the initial registered office of the corporation is c/o C T CORPORATION SYSTEM, 8751

West Broward Blvd., City of Plantation, Florida 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

                  SIXTH: The number of directors constituting the initial board of directors of the corporation is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         NAMES                                 ADDRESSES
         -----                                 ---------
DAVID L. SOKOL                         c/o Ogden Projects, Inc.
                                       40 Lane Road
                                       Fairfield, New Jersey  07096

ALBERT O. CORNELISON, JR.              c/o Ogden Corporation
                                       2 Pennsylvania Plaza
                                       New York, New York  10121

SALVATORE S. FERRARA                   c/o Ogden Corporation
                                       2 Pennsylvania Plaza
                                       New York, New York  10121

ROBERT M. DIGIA                        c/o Ogden Allied Services
                                       Corporation
                                       2 Pennsylvania Plaza
                                       New York, New York  10121

                  SEVENTH:  The name and address of each incorporator is:

         NAMES                                 ADDRESSES
         -----                                 ---------
JAN MURRAY                             1633 Broadway

                                       New York, New York 10019

EILEEN HORAN                           1633 Broadway
                                       New York, New York  10019

                  Acceptance by Registered Agent:

                  C T Corporation system is familiar with and accepts the obligations provided for in Section 607.325.

                                                       C T CORPORATION SYSTEM

                                                       By: /s/ Thomas C. Totaro
                                                          ----------------------
                                                            Thomas c. Totaro
                                                           Assistant Secretary

                  Dated, February 8, 1988.

                                                           /s/ Jan Murray
                                                           ---------------------
                                                                Jan Murray

                                                           /s/ Eileen Horan
                                                           ---------------------
                                                              Eileen Horan
                                                            INCORPORATORS

STATE OF NEW YORK             )
                              )  ss:
COUNTY OF NEW YORK            )

                  The foregoing instrument was acknowledged before me this 8th day of February, 1988, by JAN MURRAY and EILEEN HORAN of OGDEN MARTIN SYSTEMS OF PASCO, INC.

                                                       /s/ Timothy E. Carlson
                                                       -------------------------
                                                          Timothy E. Carlson
                                                             Notary Public

My Commission Expires

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                       OGDEN MARTIN SYSTEMS OF PASCO, INC.

             ______________________________________________________
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:   Amendment adopted;

         Article First is amended to read:

         First:  The name of the Corporation is COVANTA PASCO, INC.

SECOND:  The date of the amendment's adoption is: 2/28/2001

THIRD:   Adoption of Amendment:

The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

                  Signed this 12th day of March ___, 2001.

Signature  /s/ Patricia Collins
          -----------------------------

                                    DELAWARE

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA ENERGY RESOURCE CORP." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF JANUARY, A.D. 1983, AT 11:30 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BLOUNT ENERGY RESOURCE CORP." TO "OGDEN ENERGY RESOURCE CORP.", FILED THE TWENTY-EIGHTH DAY OF MAY, A.D. 1991, AT 12 O'CLOCK P.M.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN ENERGY RESOURCE CORP." TO "COVANTA ENERGY RESOURCE CORP.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                    [Seal]                      /s/ Harriet Smith Windsor
                                                --------------------------------
                                                Harriet Smith Windsor, Secretary
                                                of State

0952230-8100H                                   AUTHENTICATION:  2949950

040132978                                                 DATE: 02-24-04

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BLOUNT ENERGY RESOURCE CORP.

                  1.       The name of the corporation is:

                          BLOUNT ENERGY RESOURCE CORP.

                  2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of Common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                  5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

                  6.       The name and mailing address of the incorporator is:

                                                L. M. Custis
                                                100 West Tenth Street
                                                Wilmington, Delaware 19801

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of January, 1983.

                                                     /s/ L. M. Custis
                                                     ----------------------
                                                     L. M. Custis

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BLOUNT ENERGY RESOURCE CORP.

                  Blount Energy Resource Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  1. That pursuant to written consents of the Board of Directors and the sole stockholder of the Corporation, resolutions were duly adopted amending the Certificate of Incorporation of the Corporation as follows:

                  RESOLVED, that Article 1 of the Certificate of Incorporation is amended to read as follows:

                  "1.      The name of the corporation is:

                          Ogden Energy Resource Corp."

                  2. That the foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

                  3. That the capital of the Corporation shall not be reduced under or by reason of said amendment.

                           IN WITNESS WHEREOF, said Blount Energy Resource Corp. has caused this Certificate to be signed by its Executive Vice President and Secretary this 24th day of May 1991.

                                                /s/ William C. Mack
                                                --------------------------------
                                                William C. Mack
                                                Executive Vice President
                                                and Secretary

Attest:

/s/ Patricia Collins
-----------------------
Patricia M. Collins
Assistant Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is

                           OGDEN ENERGY RESOURCE CORP.

                  2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

                  3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hill Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

                  4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on ____, 19__

                               /s/ Jeff Horowitz
                               ------------------------------
                                   Authorized Officer

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                           OGDEN ENERGY RESOURCE CORP.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN ENERGY RESOURCE CORP.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA ENERGY RESOURCE CORP.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.

                                                /s/ Patricia Collins
                                                --------------------------------
                                                Name: Patricia Collins
                                                Title: Asst. Secretary